EXHIBIT 99.1

Allscripts announces first quarter 2018 results

  Reported first quarter growth of 24% in GAAP revenue to $514 million, 25% in non-GAAP revenue to $519 million; First quarter GAAP EPS of ($0.22) reflecting acquisition transaction fees, growth of 23% in non-GAAP EPS to $0.16
  Delivered record first quarter bookings of $304 million
  Announced agreement to acquire HealthGrid to expand FollowMyHealth® patient engagement platform

CHICAGO, May 03, 2018 (GLOBE NEWSWIRE) -- Allscripts Healthcare Solutions, Inc. (Nasdaq:MDRX) (Allscripts) announced its financial results for the three months ended March 31, 2018.

First Quarter Financial Highlights

First quarter 2018 GAAP revenue was $514 million, an increase of 24 percent year-over-year. Non-GAAP revenue totaled $519 million, improving 25 percent year-over-year.

Bookings(1) were $304 million in the first quarter of 2018. This result compares with $286 million in the first quarter of 2017. Contract revenue backlog as of March 31, 2018, totaled $4.7 billion, up 19 percent compared to a year ago.

Reflecting increased transaction costs, gross margin in the first quarter of 2018 was 43.0 percent on a GAAP basis and 47.3 percent on a non-GAAP basis, compared with 43.2 and 47.5 percent, respectively, in the first quarter of 2017.

On a GAAP basis in the first quarter of 2018, total operating expenses, consisting of selling, general and administrative and research and development expenses, were $213 million, or a 33 percent increase year-over-year. Non-GAAP operating expenses totaled $182 million, a 29 percent increase year-over-year. The increase year-over-year was primarily due to the acquisition of the Enterprise Information Solutions (EIS) business from McKesson Corporation. Additionally, the company recorded $24 million of legal, transaction-related and other costs in the first quarter of 2018. This compares with $13 million of such costs in the first quarter of 2017.

GAAP net loss in the first quarter of 2018 totaled $40 million compared with net loss of $20 million in the first quarter of 2017. Non-GAAP net income in the first quarter of 2018 totaled $30 million, up 29 percent when compared with the first quarter of 2017.

GAAP loss per share in the first quarter of 2018 was $0.22, compared with loss per share of $0.11 in the first quarter of 2017. Non-GAAP earnings per share in the first quarter of 2018 were $0.16, compared with $0.13 in the first quarter of 2017.

Adjusted EBITDA totaled $96 million in the first quarter of 2018, a 20 percent increase compared with the first quarter of 2017.

Cash flow from operations for the first quarter of 2018 totaled $58 million, compared to $76 million the same period of 2017. Free cash flow for the first quarter of 2018 totaled $17 million, compared to $27 million in the same period of 2017.

Stock repurchases totaled $58 million in the first quarter of 2018.

“The growth we have generated in the first part of 2018 demonstrates the impact of last year’s transformative actions.  Our comprehensive portfolio of healthcare IT solutions continues to drive revenue and non-GAAP earnings growth and positions us to achieve more than $2.1 billion in non-GAAP revenue this year,” commented Paul M. Black, Chief Executive Officer of Allscripts. “We believe we are well positioned and are particularly excited as we integrate EIS and Practice Fusion into Allscripts.  We are similarly looking forward to adding, via Netsmart, Change Healthcare Homecare’s solutions to Allscripts’ portfolio of offerings”.

Other Announcements

Allscripts announced today that it signed a definitive agreement to acquire HealthGrid Holding Company (HealthGrid), a mobile enterprise patient engagement platform business. Allscripts expects to close the acquisition in the second quarter of 2018, subject to the satisfaction of customary closing conditions, including the expiration or termination of the waiting period under U.S. antitrust laws.

2018 Financial Outlook

Allscripts affirms the following financial outlook for 2018, published originally on February 15, 2018:

  Non-GAAP revenue of between $2.15 billion and $2.25 billion, up 17% to 22% versus 2017
  Adjusted EBITDA of between $420 million and $460 million, up 12% to 23% year over year, consisting of:
    Allscripts, excluding Netsmart, Adjusted EBITDA between $310-340 million, and;
    Netsmart Adjusted EBITDA between $110-120 million
  Non-GAAP earnings per share of between $0.72 to $0.82, an increase of 16% to 32%

As of January 1, 2018, Allscripts adopted the new revenue recognition guidance in ASC 606 using the modified retrospective method. Within the body of this earnings release, all amounts for the first quarter of 2018 are reflected under the new revenue recognition standard, and the 2018 financial outlook incorporates the expected impact of the new revenue recognition standard.  The overall impact to first quarter results, is immaterial from a comparability perspective against historical results. Please refer to Allscripts’ Form 10-Q for the quarter ended March 2018, which will be filed with the SEC, for additional information regarding the impact of the new revenue recognition standard on our financial results.

In providing financial guidance, the company does not reconcile non-GAAP revenue, Adjusted EBITDA or non-GAAP earnings per share guidance to the corresponding GAAP financial measures. Allscripts does not provide guidance for the various reconciling items since certain items that impact GAAP revenue and net income are either outside of its control and/or cannot be reasonably predicted.

Please see the “Explanation of Non-GAAP Financial Measures” at the end of this press release for detailed information on calculating non-GAAP measures. For a reconciliation of other non-GAAP items, see the non-GAAP financial reconciliation tables in this release (Tables 4, 5 and 6).

Conference Call

Allscripts will conduct a conference call today, Thursday, May 3, 2018, at 4:30 PM Eastern Time to discuss its earnings release and other information. Participants may access the conference call via webcast at http://investor.allscripts.com. Participants also may access the conference call by dialing +1 (877) 269-7756 or +1 (201) 689-7817 (international) and requesting Conference ID # 13678604.

A replay of the call will be available approximately two hours after the conclusion of the call, for a period of four weeks, on the Allscripts Investor Relations website or by calling +1 (877) 660-6853 or +1 (201) 612-7415 - Conference ID # 13678604.

Supplemental and non-GAAP financial information is also available at http://investor.allscripts.com.

Footnotes

  Bookings reflect the value of executed contracts for software, hardware, client services, private cloud hosting services, outsourcing and other subscription-based services.

NOTE: All percentage changes described within this press release are calculated from full dollar amounts as illustrated in the accompanying financial statements and Allscripts Supplemental Financial Data Workbook, posted on the Investor Relations website. Rounding differences may occur when individually calculating percentages or totals from rounded amounts included within the press release body compared to full dollar amounts in the tables.

About Allscripts
Allscripts (Nasdaq:MDRX) is a leader in healthcare information technology solutions that advance clinical, financial and operational results. Our innovative solutions connect people, places and data across an Open, Connected Community of Health™. Connectivity empowers caregivers to make better decisions and deliver better care for healthier populations. To learn more, visit www.allscripts.com, Twitter, YouTube and It Takes A Community: The Allscripts Blog.

© 2018 Allscripts Healthcare, LLC and/or its affiliates. All Rights Reserved.

Allscripts, the Allscripts logo, and other Allscripts marks are trademarks of Allscripts Healthcare, LLC and/or its affiliates. All other products are trademarks of their respective holders, all rights reserved. Reference to these products is not intended to imply affiliation with or sponsorship of Allscripts Healthcare, LLC and/or its affiliates.

For more information contact:

Investors:
Danielle Protexter
312-386-6779
danielle.protexter@allscripts.com

Media:
Concetta Rasiarmos
312-447-2466
concetta.rasiarmos@allscripts.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements under “2018 Financial Outlook”. These forward-looking statements are based on the current beliefs and expectations of Allscripts management, only speak as of the date that they are made, and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” and similar terms. Actual results could differ from those set forth in the forward-looking statements and reported results should not be considered an indication of future performance. Certain factors that could cause Allscripts actual results to differ materially from those described in the forward-looking statements include, but are not limited to: the expected financial contribution and results of the Netsmart joint business entity, including consolidation for financial reporting purposes, and other businesses recently acquired by us, including the EIS business, the NantHealth provider/patient solutions business and Practice Fusion; the successful integration of businesses recently acquired by us; the anticipated and unanticipated expenses and liabilities related to the EIS business the provider/patient solutions business and Practice Fusion; the failure to successfully complete the HealthGrid acquisition; Allscripts failure to compete successfully; consolidation in Allscripts industry; current and future laws, regulations and industry initiatives; increased government involvement in Allscripts industry; the failure of markets in which Allscripts operates to develop as quickly as expected; Allscripts or its customers’ failure to see the benefits of government programs; changes in interoperability or other regulatory standards; the effects of the realignment of Allscripts sales, services and support organizations; market acceptance of Allscripts products and services; the unpredictability of the sales and implementation cycles for Allscripts products and services; Allscripts ability to manage future growth; Allscripts ability to introduce new products and services; Allscripts ability to establish and maintain strategic relationships; risks related to the acquisition of new companies or technologies; the performance of Allscripts products; Allscripts ability to protect its intellectual property rights; the outcome of legal proceedings involving Allscripts; Allscripts ability to hire, retain and motivate key personnel; performance by Allscripts content and service providers; liability for use of content; security breaches; price reductions; Allscripts ability to license and integrate third party technologies; Allscripts ability to maintain or expand its business with existing customers; risks related to international operations; changes in tax rates or laws; business disruptions; Allscripts ability to maintain proper and effective internal controls; and asset and long-term investment impairment charges. Additional information about these and other risks, uncertainties, and factors affecting Allscripts business is contained in Allscripts filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in the most recent Allscripts Annual Report on Form 10-K and subsequent Form 10-Qs. Allscripts does not undertake to update forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes in its business, financial condition or operating results over time.

Table 1
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	March 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$135.0	$155.8
Restricted cash	8.8	6.7
Accounts receivable, net	495.7	567.9
Contract asset	45.0	0.0
Prepaid expenses and other current assets	130.1	115.5
Assets of disposal group held for sale	96.5	0.0
Total current assets	911.1	845.9
Fixed assets, net	164.9	165.6
Software development costs, net	235.8	222.2
Intangible assets, net	827.1	826.9
Goodwill	2,051.4	2,005.0
Deferred taxes, net	4.9	4.6
Contract asset - long-term	40.5	0.0
Other assets	129.6	148.7
Assets attributable to discontinued operations	4.9	11.3
Total assets	$4,370.2	$4,230.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$101.8	$97.6
Accrued expenses	102.0	85.9
Accrued compensation and benefits	82.1	99.6
Deferred revenue	540.3	546.8
Current maturities of long-term debt	19.5	27.7
Non-recourse current maturities of long-term debt - Netsmart	2.8	2.8
Current maturities of capital lease obligations	9.8	7.9
Liabilities of disposal group held for sale	31.0	0.0
Total current liabilities	889.3	868.3
Long-term debt	1,064.3	906.7
Non-recourse long-term debt - Netsmart	624.9	625.2
Long-term capital lease obligations	8.2	7.1
Deferred revenue	25.9	24.0
Deferred taxes, net	117.1	93.6
Other liabilities	72.4	92.3
Liabilities attributable to discontinued operations	14.3	21.4
Total liabilities	2,816.4	2,638.6
Redeemable convertible non-controlling interest - Netsmart	443.7	431.5
Total Allscripts Healthcare Solutions, Inc.'s stockholders' equity	1,071.7	1,120.9
Non-controlling interest	38.4	39.2
Total stockholders’ equity	1,110.1	1,160.1
Total liabilities and stockholders’ equity	$4,370.2	$4,230.2

Table 2
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue:
Software delivery, support and maintenance*	$329.8	$268.2
Client services*	184.2	145.3
Total revenue	514.0	413.5
Cost of revenue:
Software delivery, support and maintenance	104.4	83.4
Client services	154.8	124.9
Amortization of software development and acquisition-related assets (a)	33.8	26.5
Total cost of revenue	293.0	234.8
Gross profit	221.0	178.7
Selling, general and administrative expenses	143.1	110.9
Research and development	70.0	49.2
Amortization of intangible and acquisition-related assets	12.2	7.3
(Loss) income from operations	(4.3)	11.3
Interest expense and other, net (b)	(25.9)	(20.0)
Impairment of and losses on long-term investments	(5.5)	0.0
Equity in net (loss) income of unconsolidated investments	(0.1)	0.3
Loss before income taxes	(35.8)	(8.4)
Income tax benefit (provision)	2.9	(0.2)
Loss from continuing operations, net of tax	(32.9)	(8.6)
Income from discontinued operations, net of tax	4.4	0.0
Net loss	(28.5)	(8.6)
Net loss (income) attributable to non-controlling interest	0.8	(0.4)
Accretion of redemption preference on redeemable convertible non-controlling interest - Netsmart	(12.1)	(11.0)
Net loss attributable to Allscripts Healthcare Solutions, Inc. stockholders	($39.8)	($20.0)

Loss from continuing operations per share - basic and diluted	($0.25)	($0.11)
Income from discontinued operations per share - basic and diluted	$0.03	$0.00
Loss per share - basic and diluted	($0.22)	($0.11)

Weighted average common shares outstanding:
Basic	179.9	180.8
Diluted	179.9	180.8

(a) Amortization of software development and acquisition-related assets includes:
Amortization of capitalized software development costs	$17.6	$12.5
Amortization of acquisition-related intangible assets	16.2	14.0
	$33.8	$26.5

(b) Interest expense and other, net are comprised of the following for the periods presented:
	Three Months Ended March 31,
	2018	2017

Non-cash amortization of 1.25% Cash Convertible Notes original issue discount	$3.1	$3.0
Non-cash write-off of unamortized deferred debt issuance costs	0.0	0.0
Non-cash charges to interest expense and other, net	3.1	3.0
Interest expense	20.4	15.8
Amortization of discounts and debt issuance costs	1.5	1.4
Other income, net	0.9	(0.2)
Total interest expense and other, net	$25.9	$20.0

* During the first quarter of 2018, we changed the presentation of certain bundled revenue streams. Such revenue was previously included as part of software delivery, support and maintenance revenue. Under the new presentation, such revenue is included as part of client services revenue. The revenue previously reported for 2017 has been recast to match the new presentation by reducing software delivery, support and maintenance and increasing client services by the same amount.

Table 3
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net loss	($28.5)	($8.6)
Non-cash adjustments to net loss:
Depreciation and amortization	65.9	49.7
Stock-based compensation expense	12.0	7.9
Impairment of and losses on long-term investments	5.5	0.0
Other non-cash charges, net	(5.0)	(0.5)
Total non-cash adjustments to net loss	78.4	57.1
Cash impact of changes in operating assets and liabilities	8.4	27.0
Net cash provided by operating activities	58.3	75.5
Cash flows from investing activities:
Capital expenditures	(8.6)	(14.5)
Capitalized software	(32.2)	(34.0)
Purchases of equity securities in partner entities, business acquisitions, net of cash acquired and other investments	(109.0)	(4.0)
Net cash used in investing activities	(149.8)	(52.5)
Cash flows from financing activities:
Repurchase of common stock	(57.6)	0.0
Proceeds from sale or issuance of common stock	0.2	0.0
Stock-based compensation-related payments, net	(8.5)	(5.9)
Credit facilities and capital lease payments, net	141.8	(9.7)
Other, net	(3.2)	0.0
Net cash provided by financing activities	72.7	(15.6)
Effect of exchange rate changes on cash and cash equivalents	0.1	0.4
Net (decrease) increase in cash and cash equivalents	(18.7)	7.8
Cash and cash equivalents, beginning of period	162.5	96.6
Cash and cash equivalents, end of period	$143.8	$104.4

Table 4
Allscripts Healthcare Solutions, Inc.
Condensed Non-GAAP Financial Information
(In millions, except per share amounts and percentages)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Total revenue, as reported	$514.0	$413.5

Acquisition-related deferred revenue adjustments	4.6	1.6
Total non-GAAP revenue	$518.6	$415.1

Gross profit, as reported	$221.0	$178.7

Acquisition-related deferred revenue adjustments	4.6	1.6
Acquisition-related amortization	16.2	14.0
Stock-based compensation expense	2.0	2.7
Transaction-related and other costs (a)	1.7	0.1
Total non-GAAP gross profit	$245.5	$197.1

(Loss) income from operations, as reported	($4.3)	$11.3

Acquisition-related deferred revenue adjustments	4.6	1.6
Acquisition-related amortization	28.4	21.3
Stock-based compensation expense	12.1	8.8
Transaction-related and other costs (a)	22.6	12.8
Total non-GAAP operating income	$63.4	$55.8

Net loss attributable to Allscripts Healthcare Solutions, Inc. stockholders, as reported	($39.8)	($20.0)
Net (loss) income attributable to non-controlling interest	(0.8)	0.4
Accretion of redemption preference on redeemable convertible non-controlling interest - Netsmart	12.1	11.0
Less: Income from discontinued operations, net of tax	(4.4)
Net loss from continuing operations, as reported	($32.9)	($8.6)

Acquisition-related deferred revenue adjustments	4.6	1.6
Acquisition-related amortization	28.4	21.3
Stock-based compensation expense	12.1	8.8
Transaction-related and other costs (a)	23.9	12.8
Non-cash charges to interest expense and other	3.1	3.0
Impairment of and losses on long-term investments	5.5	0.0
Equity in net loss (income) of unconsolidated investments	0.1	(0.3)
Tax effect of adjustments to reconcile GAAP to non-GAAP net income	(21.0)	(16.5)
Tax rate alignment	6.8	3.1
Total Non-GAAP net income	$30.6	$25.2
Less: Non-GAAP net income attributable to non-controlling interest	(0.8)	(2.1)
Non-GAAP net income attributable to Allscripts Healthcare Solutions, Inc.	$29.8	$23.1

Non-GAAP effective tax rate	27%	35%

Weighted shares outstanding - diluted	184.1	182.8

GAAP loss per share - basic and diluted, as reported	($0.22)	($0.11)

Non-GAAP earnings per share attributable to Allscripts Healthcare Solutions, Inc. - diluted	$0.16	$0.13

Note: Adjustments to reconcile GAAP to non-GAAP net income are presented gross of tax, with net tax effects included in row titled "Tax effect of adjustments to reconcile GAAP to non-GAAP net income".
(a) Transaction-related and other costs included in cost of revenue, operating expenses and non-operating expenses are comprised of the following for the periods presented:
	Three Months Ended March 31,
	2018	2017

Legal and other costs	$12.5	$9.0
Transaction-related costs	11.4	3.8
Total transaction-related and other costs	$23.9	$12.8

Table 5
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information - Adjusted EBITDA
(In millions, except percentages)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Total revenue, as reported	$514.0	$413.5
Acquisition-related deferred revenue adjustments	4.6	1.6
Total non-GAAP revenue	$518.6	$415.1

Net income (loss) from continuing operations, as reported	($32.9)	($8.6)

Acquisition-related deferred revenue adjustments	4.6	1.6
Depreciation and amortization	65.9	49.7
Stock-based compensation expense	12.1	8.8
Transaction-related and other costs (a)	22.3	12.8
Interest expense and other, net (b)	21.3	15.6
Impairment of and losses on long-term investments	5.5	0.0
Equity in net loss of unconsolidated investments	0.1	(0.3)
Tax (benefit)/provision	(2.9)	0.2
Adjusted EBITDA	$96.0	$79.8

Adjusted EBITDA margin (c)	19%	19%

(a) Transaction-related and other costs has been adjusted from the amounts presented in the reconciliation of GAAP and non-GAAP income from operations, as shown in Table 4, in order to remove the accelerated amortization of assets to be disposed from transaction-related and other costs since such amortization is also included in depreciation and amortization.

(b) Interest expense and other, net has been adjusted from the amounts presented in the statements of operations in order to remove the amortization of the fair value of the cash conversion option embedded in the 1.25% Cash Convertible Notes and deferred debt issuance costs from interest expense since such amortization is also included in depreciation and amortization.

(c) Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by non-GAAP revenue.

Table 6
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information - Free Cash Flow
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Net cash provided by operating activities	$58.3	$75.5
Cash flows from investing activities:
Capital expenditures	(8.6)	(14.5)
Capitalized software	(32.2)	(34.0)
Free cash flow	$17.5	$27.0

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with U.S. generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents in this release non-GAAP revenue, gross profit, gross margin, operating expense, Adjusted EBITDA, effective income tax rate, net income and earnings per share, which are considered non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. The definitions of non-GAAP financial measures used throughout this document are presented below:

  Non-GAAP revenue consists of GAAP revenue, as reported, and adds back recognized deferred revenue from the EIS business, Practice Fusion, Netsmart, NantHealth’s provider/patient engagement business and non-material consolidated affiliates that are eliminated for GAAP purposes due to purchase accounting adjustments.

  Non-GAAP gross profit consists of GAAP gross profit, as reported, and excludes acquisition-related deferred revenue adjustments, acquisition-related amortization, stock-based compensation expense and transaction-related and other costs. Non-GAAP gross margin consists of non-GAAP gross profit as a percentage of non-GAAP revenue in the applicable period. For the first quarter of 2018, non-GAAP gross margin totaled 47.3 percent, consisting of non-GAAP gross profit of $245.5 million divided by non-GAAP revenue of $518.6 million. For the first quarter of 2017, non-GAAP gross margin totaled 47.5 percent, consisting of non-GAAP gross profit of $197.1 million divided by non-GAAP revenue of $415.1 million. Reconciliations to GAAP gross profit are found in Table 4 within this press release.

  Non-GAAP operating expense consists of GAAP selling, general and administrative expenses (SG&A) and research and development expense (R&D), as reported, and excludes transaction-related and other costs and stock-based compensation expense recorded to SG&A and R&D. For the first quarter of 2018, non-GAAP operating expense totaled $182.1 million, consisting of $143.1 million of GAAP SG&A and $70.0 million of GAAP R&D expense and excluding $20.9 million of total transaction-related and other costs and $10.1 million of stock-based compensation expense recorded to SG&A and R&D. For the first quarter of 2017, non-GAAP operating expense totaled $141.3 million consisting of $110.9 million of GAAP SG&A and $49.2 million of GAAP R&D expense and excluding $12.7 million of transaction-related and other costs and $6.1 million of stock-based compensation expense recorded to SG&A and R&D. Please note operating expense totals may not sum due to rounding.

  Adjusted EBITDA is a non-GAAP measure and consists of GAAP net income/(loss), as reported, and adjusts for: acquisition-related deferred revenue adjustments; depreciation and amortization; stock-based compensation expense; transaction-related and other costs; non-cash asset and long-term investment impairment charges; interest expense and other, net; equity in net earnings of unconsolidated investments; and tax provision (benefit).

  Non-GAAP effective income tax rate is based on non-GAAP pre-tax earnings and consists of the statutory federal income tax rate, Allscripts effective state income tax rate and adjustments for permanent differences.

  Non-GAAP net income consists of GAAP net income/(loss), as reported, and adds back acquisition-related deferred revenue adjustments, acquisition-related amortization, stock-based compensation expense, transaction-related and other costs, non-cash asset and long-term investment impairment charges, non-cash charges to interest expense and other, and equity in net earnings of unconsolidated investments and the related tax effect of the aforementioned adjustments. Non-GAAP net income also includes a tax rate alignment adjustment.

  Non-GAAP net income attributable to Allscripts Healthcare Solutions, Inc. is a non-GAAP measure and consists of non-GAAP net income, as described above, with an adjustment to reduce non-GAAP net income for the percentage of non-controlling interest outside Allscripts ownership position. For this presentation, Netsmart preferred stock is treated as if it was converted to common stock. There can be no assurance that the holders of Netsmart preferred stock will elect to convert their holdings to common stock.

  Non-GAAP earnings per share consist of non-GAAP net income, as defined above, divided by weighted shares outstanding – diluted in the applicable period.

  Free cash flow consists of GAAP cash flows provided by operating activities in the applicable period, net of capital expenditures and capitalized software costs.

Acquisition-Related Deferred Revenue Adjustments. Deferred revenue adjustments include acquisition-related deferred revenue adjustments, which reflect the fair value adjustments to deferred revenue acquired in a business acquisition. The fair value of acquired deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree's software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Allscripts adds back acquisition-related deferred revenue adjustments for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Allscripts operations.

Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP gross profit, non-GAAP operating income, and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods because of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.

Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. Allscripts excludes stock-based compensation expense from non-GAAP gross profit, non-GAAP operating income, non-GAAP operating expense, non-GAAP net income and Adjusted EBITDA because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.

Transaction-Related and Other Costs. Transaction-related and other costs relate to certain legal proceedings, consulting, severance and other charges incurred in connection with activities that are considered one-time. For the first quarter of 2018, Allscripts incurred $24 million of transaction-related and other expenses.

Allscripts excludes transaction-related and other costs, in whole or in part, from non-GAAP gross profit, non-GAAP operating income, non-GAAP operating expense, non-GAAP net income and Adjusted EBITDA because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods.

Non-Cash Charges to Interest Expense and Other. Non-cash charges to interest expense include the amortization of the fair value of the cash conversion option embedded in the 1.25 percent Cash Convertible Notes issued by Allscripts during the second quarter of 2013.

Impairment of and Losses on Long-Term Investments. Impairment of and losses on long-term investments relates to other-than-temporary non-cash impairment charges associated with such investments based on management’s assessment of the likelihood of near-term recovery of the investments’ value. The amount recorded during the quarter ended March 31, 2018 relates to a non-cash impairment charge related to one of our cost-method equity investments and a related note receivable.

Equity in Net Income (loss) of Unconsolidated Investments. Equity in net income (loss) of unconsolidated investments represents Allscripts share of the equity earnings (losses) of our investments in third parties accounted for under the equity method, including the amortization of cost basis adjustments.

Tax Rate Alignment. Tax rate alignment aligns the applicable period’s effective tax rate to the expected annual non-GAAP effective tax rate.

Management also believes that non-GAAP revenue, gross profit, gross margin, operating expense, effective income tax rate, net income, earnings per share, Adjusted EBITDA, and free cash flow provide useful supplemental information to management and investors regarding the underlying performance of Allscripts business operations. Acquisition accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments provided and discussed herein.

Management also uses this information internally for forecasting and budgeting, as it believes that these measures are indicative of core operating results. In addition, management may use non-GAAP gross profit, operating expense, operating income, net income, earnings per share and/or Adjusted EBITDA to measure achievement under Allscripts stock and cash incentive compensation plans. Note, however, that non-GAAP gross profit, operating income, net income earnings per share and Adjusted EBITDA are performance measures only, and they do not provide any measure of cash flow or liquidity. Allscripts considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after capital expenditures and capitalized software costs. Free cash flow provides management and investors a valuable measure to determine the quantity of capital generated that can be deployed to create additional shareholder value by a variety of means. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the definitions and reconciliations of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.